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                                                                     Exhibit 4.1

                     Rose Hills Acquisition Corp., as Issuer

                                       and

               United States Trust Company of New York, as Trustee

                                    INDENTURE

                          Dated as of November 15, 1996

                                   $80,000,000

                   9 1/2% Senior Subordinated Notes due 2004


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                               TABLE OF CONTENTS
                             ----------------------

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ARTICLE 1
     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
SECTION 1.01.  Definitions.....................................................1
SECTION 1.02.  Incorporation by Reference of Trust Indenture Act..............23
SECTION 1.03.  Rules of Construction..........................................24

ARTICLE 2
     THE NOTES
SECTION 2.01.  Forms and Dating...............................................24
SECTION 2.02.  Execution and Authentication...................................26
SECTION 2.03.  Registrar and Paying Agent.....................................26
SECTION 2.04.  Paying Agent to Hold Money in Trust............................27
SECTION 2.05.  Noteholder Lists...............................................27
SECTION 2.06.  Transfer and Exchange..........................................28
SECTION 2.07.  Replacement Notes..............................................28
SECTION 2.08.  Outstanding Notes..............................................29
SECTION 2.09.  Book-Entry Provisions for Global Note..........................29
SECTION 2.10.  Restrictive Legends............................................31
SECTION 2.11.  Special Transfer Provisions....................................33
SECTION 2.12.  Treasury Notes.................................................35
SECTION 2.13.  Temporary Notes................................................35
SECTION 2.14.  Cancellation...................................................35
SECTION 2.15.  Defaulted Interest.............................................36
SECTION 2.16.  Cusip Number...................................................36
SECTION 2.17.  Deposit of Moneys..............................................36
SECTION 2.18.  Form of Certificate to Be Delivered............................37

ARTICLE 3

SECTION 3.01.  Notices to the Trustee.........................................40
SECTION 3.02.  Selection of Notes to Be Redeemed..............................40
SECTION 3.03.  Notice of Redemption...........................................41
SECTION 3.04.  Effect of Notice of Redemption.................................42
SECTION 3.05.  Deposit of Redemption Price....................................42
SECTION 3.06.  Notes Redeemed or Purchased in Part............................42
SECTION 3.07.  Special Redemption.............................................42

ARTICLE 4
     COVENANTS

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SECTION 4.01.  Payment of Notes...............................................43
SECTION 4.02.  Maintenance of Office or Agency................................43
SECTION 4.03.  Corporate Existence............................................44
SECTION 4.04.  Payment of Taxes and Other Claims..............................44
SECTION 4.05.  Maintenance of Properties; Books and Records;
Compliance with Law...........................................................45
SECTION 4.06.  Compliance Certificate.........................................45
SECTION 4.07.  SEC Reports....................................................46
SECTION 4.08.  Limitation on Indebtedness.....................................46
SECTION 4.09.  Limitation on Restricted Payments..............................49
SECTION 4.10.  Limitation on Issuances and Sale of Preferred Stock by
Subsidiaries..................................................................53
SECTION 4.11.  Limitation on Liens............................................54
SECTION 4.12.  Change of Control..............................................54
SECTION 4.13.  Disposition of Proceeds of Asset Sales.........................56
SECTION 4.14.  Limitation on Transactions with Interested Persons.............59
SECTION 4.15.  Limitation on Dividends and Other Payment Restrictions
Affecting Subsidiaries........................................................61
SECTION 4.16.  Limitation on the Issuance of Other Senior Subordinated
Indebtedness..................................................................62
SECTION 4.17.  Limitations on Sale-Leaseback Transactions.....................62
SECTION 4.18.  Waiver of Stay, Extension or Usury Laws........................62

ARTICLE 5
     SUCCESSOR CORPORATION
SECTION 5.01.  When Company May Merge, Etc....................................63
SECTION 5.02.  Successor Substituted..........................................64

ARTICLE 6
     REMEDIES
SECTION 6.01.  Events of Default..............................................65
SECTION 6.02.  Acceleration...................................................66
SECTION 6.03.  Other Remedies.................................................67
SECTION 6.04.  Waiver of Past Defaults........................................68
SECTION 6.05.  Control by Majority............................................68
SECTION 6.06.  Limitation on Suits............................................68
SECTION 6.07.  Right of Holders to Receive Payment............................69
SECTION 6.08.  Collection Suit by Trustee.....................................69
SECTION 6.09.  Trustee May File Proofs of Claims..............................69
SECTION 6.10.  Priorities.....................................................70
SECTION 6.11.  Undertaking for Costs..........................................70

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SECTION 6.12.  Restoration of Rights and Remedies.............................71

ARTICLE 7
     TRUSTEE

SECTION 7.01.  Duties.........................................................71
SECTION 7.02.  Rights of Trustee..............................................72
SECTION 7.03.  Individual Rights of Trustee...................................73
SECTION 7.04.  Trustee's Disclaimer...........................................73
SECTION 7.05.  Notice of Default..............................................74
SECTION 7.06.  Money Held in Trust............................................74
SECTION 7.07.  Reports by Trustee to Holders..................................74
SECTION 7.08.  Compensation and Indemnity.....................................74
SECTION 7.09.  Replacement of Trustee.........................................75
SECTION 7.10.  Successor Trustee by Merger, Etc...............................77
SECTION 7.11.  Eligibility; Disqualification..................................77
SECTION 7.12.  Preferential Collection of Claims Against Company..............77

ARTICLE 8
     SATISFACTION AND DISCHARGE OF INDENTURE
SECTION 8.01.  Termination of the Company's Obligations.......................77
SECTION 8.02.  Legal Defeasance and Covenant Defeasance.......................79
SECTION 8.03.  Application of Trust Money.....................................83
SECTION 8.04.  Repayment to Company...........................................83
SECTION 8.05.  Reinstatement..................................................83

ARTICLE 9
     AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01.  Without Consent of Holders.....................................84
SECTION 9.02.  With Consent of Holders........................................84
SECTION 9.03.  Compliance with Trust Indenture Act............................86
SECTION 9.04.  Revocation and Effect of Consents..............................86
SECTION 9.05.  Notation on or Exchange of Notes...............................87
SECTION 9.06.  Trustee May Sign Amendments, Etc...............................87

ARTICLE 10
     SUBORDINATION OF NOTES
SECTION 10.01.  Notes Subordinate to Senior Indebtedness......................87
SECTION 10.02.  Payment over of Proceeds upon Dissolution.....................88
SECTION 10.03.  Suspension of Payment When Senior Indebtedness
in Default....................................................................89
SECTION 10.04.  Trustee's Relation to Senior Indebtedness.....................91

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SECTION 10.05.  Subrogation to Rights of Holders of Senior Indebtedness.......91
SECTION 10.06.  Provisions Solely to Define Relative Rights...................92
SECTION 10.07.  Trustee to Effectuate Subordination...........................92
SECTION 10.08.  No Waiver of Subordination Provisions.........................93
SECTION 10.09.  Notice to Trustee.............................................93
SECTION 10.10.  Reliance on Judicial Order or Certificate of Liquidating
Agent.........................................................................94
SECTION 10.11.  Rights of Trustee as a Holder of Senior Indebtedness;
Preservation of Trustee's Rights..............................................95
SECTION 10.12.  Article Applicable to Paying Agents...........................95
SECTION 10.13.  No Suspension of Remedies.....................................95


ARTICLE 11
     MISCELLANEOUS
SECTION 11.01.  Trust Indenture Act of 1939...................................96
SECTION 11.02.  Notices.......................................................96
SECTION 11.03.  Communication by Holders with Other Holders...................97
SECTION 11.04.  Certificate and Opinion as to Conditions Precedent............97
SECTION 11.05.  Statements Required in Certificate or Opinion.................98
SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.....................98
SECTION 11.07.  Governing Law.................................................98
SECTION 11.08.  No Interpretation of Other Agreements.........................99
SECTION 11.09.  No Recourse Against Others....................................99
SECTION 11.10.  Successors....................................................99
SECTION 11.11.  Duplicate Originals...........................................99
SECTION 11.12.  Separability..................................................99
SECTION 11.13.  Table of Contents, Headings, Etc..............................99
SECTION 11.14.  Benefits of Indenture........................................100

EXHIBIT A Form of Global Note
EXHIBIT B Form of Physical Note
EXHIBIT C Option of Holder to Elect Purchase Form

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         INDENTURE, dated as of November 15, 1996 between Rose Hills Acquisition
Corp. (to be renamed Rose Hills Company), a corporation incorporated under the laws of the State of Delaware ("the Company"), and United States Trust Company of New York, a New York corporation, as trustee (the "Trustee").

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Subordinated Notes due 2004 (including the Initial Notes and the Exchange Notes (as hereinafter defined), the "Notes").

                                    ARTICLE 1

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.01.  Definitions.

         "Accredited Investor" shall have the meaning set forth in Section 2.10.

         "Acquisition Transaction" shall refer collectively to the acquisition of Roses, Inc. and its Subsidiaries through the merger of a Subsidiary of the Company with and into Roses, Inc., the acquisition of the cemetery related assets and liabilities of Rose Hills Memorial Park Association by a Subsidiary of the Company, the contribution by a Subsidiary of Loewen Group International Inc. ("LGII") to Rose Hills Holdings Corp. ("RH Holdings"), the parent of the Company, by RH Holdings to the Company, and by the Company to certain of its Subsidiaries, of 14 additional funeral homes and two combination funeral home and cemetery properties currently owned or leased by LGII or its Affiliates, the initial borrowing under the Bank Credit Facilities (as defined in this Indenture) and the issuance and sale of the Notes.

         "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Asset Acquisition from such Person or (b) existing at the time such Person becomes a Subsidiary of any other Person.

         "Acquisition Closing Date" means the closing date of the Acquisition Transaction.

         "Administrative Services Agreement" means the Administrative Services Agreement, to be dated on or about the Acquisition Closing Date, between the Company and Loewen Group International, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

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         "Affiliate" means, with respect to any specified Person, any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

         "Agent" means any Registrar or Paying Agent of the Notes.

         "Agent Members" has the meaning set forth in Section 2.09.


         "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or a Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Company) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $10,000,000 or less; (ii) a disposition by a Subsidiary to the Company or a Wholly-Owned Subsidiary of the Company and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article 5 hereof.

         "Asset Sale Offer" shall have the meaning set forth in Section
4.13.

         "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13.

         "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13.

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         "Attributable Value" means, as to any particular lease under which any
Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank Agent" means The Bank of Nova Scotia, as administrative agent under the Bank Credit Agreement and any successor agent.

         "Bank Credit Agreement" means the Credit Agreement, to be dated on or about the Acquisition Closing Date, among the Company, as borrower, RH Holdings as guarantor, the Lenders referred to therein, the Bank Agent, and Goldman, Sachs & Co., as arranging agent and syndication agent, and all promissory notes, guarantees, security agreements, pledge agreements, deeds of trust, mortgages, letters of credit and other instruments, agreements and documents executed pursuant thereto or in connection therewith, in each case as the same may be amended, supplemented, restated, renewed, refinanced, replaced or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time.

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         "Bank Credit Facilities" means, collectively, the Bank Term Facility and the Revolving Credit Facility under the Bank Credit Agreement.

         "Bankruptcy Law" means Title 11, United States Code or any similar law for the relief of debtors.

         "Bank Term Facility" means the $75.0 million senior secured term loan facility under the Bank Credit Agreement, which may be increased by up to $25.0 million in accordance with the terms of the Bank Credit Agreement.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and

Friday which is not a day on which banking institutions in The City of New York, State of New York, are authorized or obligated by law, regulation or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not

                                       4

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less than $500,000,000; (iii) certificates of deposit with a maturity of 365 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-2 by S&P or at least P-2 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; (v) other than with respect to the subordination provisions contained in Article 10, notes held by the Company or any Subsidiary which were obtained by the Company or such Subsidiary in connection with Asset Sales (x) in the ordinary course of its funeral home, cemetery or cremation businesses or (y) which were required to be made pursuant to applicable federal or state law and (vi) with respect to moneys held in the escrow account pursuant to the Escrow Agreement, Eligible Investments (as defined in the Escrow Agreement).

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the

"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total Voting Stock of RH Holdings, under circumstances where the Permitted Holders (i) "beneficially own" (as so defined) in the aggregate a lower percentage of the Voting Stock than such other Person or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of RH Holdings; (b) RH Holdings consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to another Person, or another Person consolidates with, or merges with or into, RH Holdings, in any such event pursuant to a transaction in which the outstanding Voting Stock of RH Holdings is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of RH Holdings is converted into or exchanged for
(1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted

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Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of RH Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of RH Holdings was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of RH Holdings then in office; or (d) RH Holdings is liquidated or dissolved or adopts a plan of liquidation.

         "Change of Control Date" shall have the meaning set forth in Section 4.12.

         "Change of Control Offer" shall have the meaning set forth in Section 4.12.


         "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.12.


         "Closing Date" means the later of the Issue Date and the Acquisition Closing Date.

         "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its Chief Executive Officer, its President, an Executive Vice

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

President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of such Person or any of its Subsidiaries (and the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period. In calculating the incremental "Consolidated Cash Flow" attributable to Asset Acquisitions occurring during the Reference Period, pro forma effect will be given to (i) adjustments which, on the basis of written advice provided to the Company by a "big six" accounting firm, should be permitted by Article 11 of Regulation S-X of the Commission (provided, however, that the Company shall deliver to the Trustee an Officers' Certificate certifying the receipt of such written advice and summarizing the adjustments permitted under this clause (i)) and (ii) incremental revenue resulting from changes in the investment strategy with respect to any related endowment care fund which, in the case of both clause (i) and (ii), are part of the Company's good faith business plan for such Asset Acquisition. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of

                                       7

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determining the denominator (but not the numerator) of this "Consolidated Fixed
Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months); and (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period. If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

         "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the product of (a) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock (other than dividends and distributions on Preferred Stock and Redeemable Capital Stock that are non-cash through the Final Maturity Date) of such Person and its Subsidiaries on a consolidated basis times (b) a fraction, the numerator which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal; provided, however, that the denominator in clause (b) shall be one if such dividend or other distribution is fully tax deductible.

         "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest

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component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses or any unusual or nonrecurring noncash charge which is not, under GAAP, an extraordinary item,
(ii) the portion of net income (but not losses) of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by such Person or one of its Subsidiaries, (vi) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders and (vii) any closing costs associated with the Acquisition Transaction and the financing thereof, restructuring costs and costs related to the closing of facilities.

         "Consolidated Net Worth" means, with respect to any Person at any date, the consolidated shareholders' equity of such Person less the amount of such shareholders' equity attributable to Redeemable Capital Stock of such Person and its Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Non-cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which required an accrual of or a reserve for cash charges for any future period).

         "consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "consolidated" has a meaning correlative to the foregoing.

         "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in New York City.

         "covenant defeasance" shall have the meaning set forth in Section 8.02.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means The Depository Trust Company, its nominees and their respective successors.

         "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Credit Agreement and (ii) any other Senior Indebtedness which (a) at the time of the determination exceeds $5,000,000 in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

         "Escrow Agreement" means the Escrow Agreement, dated as of November 18, 1996 between the Company and United States Trust Company of New York as escrow agent.

         "Event of Default" has the meaning set forth under Section 6.01.

         "Excess Proceeds" shall have the meaning set forth in Section 4.13.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" refers to any Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms or legends with respect to transfer restrictions under the Securities Act and shall be registered under the Securities Act, and (ii) all provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement.

         "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any assets, the price, as determined by the Company, acting in good faith which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $250,000, such determination shall be evidenced by Board Resolutions delivered to the Trustee.

         "Final Maturity Date" means November 15, 2004.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable on the date of this Indenture and are consistently applied.

         "Global Note" has the meaning set forth in Section 2.01.

         "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

         "incur" has the meaning set forth in Section 4.08.

         "Indebtedness" means, with respect to any Person, without duplication,

(a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not overdue by more than 90 days, and excluding all obligations, contingent or otherwise, of such Person in connection with any undrawn letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such Person, (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends,
(h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such Person, (i) any Preferred Stock of any Subsidiary of such Person valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued cash dividends thereon, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

         "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.


         "Initial Notes" refers to Notes initially issued under this Indenture and distributed in transactions exempt from registration under the Securities Act prior to the exchange of such Notes for Exchange Notes.

         "interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) or (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

         "Interest Rate Protection Agreement" means, with respect to any Person, any arrangement wit any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to an Interest Rate Protection Agreement.

         "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

         "Issue Date" means the date on which the Notes are originally issued.

         "legal defeasance" shall have the meaning set forth in Section 8.02.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Maturity Date" means, with respect to any security, the date on which any principal of such security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when rece ved in the form of cash or Cash Equivalents (except to the extent that such obligations are financed by or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to such Asset Sale, (iv) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

         "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

         "Non-U.S. Person" means a person other than a U.S. Person.

         "Notes" has the meaning set forth in the preamble hereof.

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary, an Assistant Secretary or the Controller of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, only one of whom can be a Secretary or an Assistant Secretary and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Notes.

         "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

         "Payment Bloackage Notice" has the meaning set forth in Section 10.03.

         "Payment Bloackage Period" has the meaning set forth in Section 10.03.

         "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness.

         "Permitted Holder" means Blackstone Capital Partners II Merchant Banking Fund L.P. or Loewen Group International, Inc., or any Affiliate of either.

         "Permitted Investments" means any of the following:

         (i) Investments in any Wholly-Owned Subsidiary of the Company (including any Person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any Person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made and thereafter remains a Subsidiary;

         (ii) Investments in Cash Equivalents;

         (iii) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding;

         (iv) Investments in evidences of Indebtedness, securities or other property received from another Person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such Person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other Person to the Company or any of its Subsidiaries that were created, in accordance with the terms of this Indenture;

         (v) Investments of funds received by the Company or its Subsidiaries in the ordinary course of business, which funds are required to be held in trust for the benefit of others by the Company or such Subsidiary, as the case may be, and which funds do not constitute assets or liabilities of the Company or such Subsidiary;

         (vi) Investments in Related Businesses; provided that the sum of (i) the aggregate Fair Market Value of all such Investments and (ii) the aggregate Fair Market Value of all Preferred Stock permitted to be issued pursuant to clause (z) of Section 4.10 shall not exceed $5,000,000 at any time outstanding;

         (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

         (viii) Investments in Persons to the extent such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Subsidiaries in connection with an Asset Sale or in connection with a transaction excepted from the definition of Asset Sale pursuant to the last sentence of such definition; and

         (ix) Investments existing on the Issue Date.

         "Permitted Junior Notes" shall have the meaning set forth in Section 10.02

         "Permitted Liens" means the following types of Liens:

         (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

         (g) purchase money Liens to finance the acquisition of property or assets of the Company or any Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and
(ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or (y) shall be created within 90 days of such acquisition;

         (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

         (i) Liens with respect to Acquired Indebtedness incurred in accordance with Section 4.08.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Physical Notes" has the meaning set forth in Section 2.01.

         "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

         "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

         "Private Placement Legend" has the meaning set forth in Section 2.10.

         "QIB" has the meaning set forth in Section 2.09.

         "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

         "Redemption Date" means, with respect to any Note to be redeemed, each such date fixed by the Company for redemption pursuant to this Indenture and the Notes.

         "Redemption Price" means, with respect to any Note to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

         "Regulation S" means Regulation S under the Securities Act or any uccessor thereto.

         "Registrar" has the meaning set forth in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 15, 1996 by and between the Company and Smith Barney Inc.

         "Related Business" means any business, the majority of whose revenues are derived from providing funeral or cemetery products or services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

         "Replacement Assets" has the meaning set forth in Section 4.13.

         "Restricted Payment" has the meaning set forth in Section 4.09.

         "Revolving Credit Facility" means the $25 million senior secured revolving credit facility under the Bank Credit Agreement.

         "RH Holdings" means Rose Hills Holdings Corp., a Delaware corporation and the parent of the Company.


         "Rule 144A" means Rule 144A under the Securities Act or any successor thereto.

         "Sale-Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "S&P means Standard & Poor's Ratings Group and its successors.

         "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include all obligations of the Company now or hereafter existing under the Bank Credit Agreement, including without limitation principal of, premium, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-petition interest is allowed as a claim in such proceeding) on Indebtedness outstanding under the Bank Credit Agreement, reimbursement obligations of the Company with respect to any letters of credit outstanding under the Bank Credit Agreement and any obligation for fees, expenses and indemnities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Law, is without recourse to the Company, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Bank Credit Facilities or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)),
(f) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Company in violation of this Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations).

         "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

         "Significant Subsidiary" shall mean a Subsidiary which is a "Significant Subsidiary" as defined in Rule 1.02(w) of Regulation S-X under the Securities Act.

         "Special Redemption Date" means the date, if any, on which the Notes are redeemed pursuant to Clause 3(b) of the Notes.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary which is expressly subordinated in right of payment to the Notes.

         "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness permitted under Clauses (a)-(k) of the second paragraph of Section 4.08) under the first paragraph of Section 4.08 hereof (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded and shall contain the Board Resolution as to the Fair Market Value of the assets of such Unrestricted Subsidiary for purposes of Clause (C)(2) of Section 4.09.

         "Surviving Entity" shall have the meaning set forth in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issue Date.

         "Trust Officer" means any officer or assistant officer in the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

         "United States" has the meaning given to it in Regulation S.

         "Unrestricted Subsidiary" means a Subsidiary of the Company (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09 hereof, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-

Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means

Indebtedness as to which (i) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (1) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (2) guarantees or is otherwise directly or indirectly liable or (3) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.09 hereof) and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. Subject to the foregoing, a Subsidiary may be designated as an Unrestricted Subsidiary by written notice to the Trustee under this Indenture accompanied by an Officers' Certificate as to compliance with this Indenture.

         "U.S. Government Obligations" shall have the meaning set forth in
Section 8.02.

         "U.S. Person" has the meaning given to it in Regulation S.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC;

         "indenture securities" means the Notes;

         "indenture security holder" means a Noteholder or Holder;

         "indenture to be qualified" means this Indenture;


         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securites means the Company or any other obligor on the Notes.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

         SECTION 1.03.  Rules of Construction

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         1.  a term has the meaning assigned to it;

         2. words in the singular include the plural, and words in the plural include the singular;

         3.   "or" is not exclusive;

         4.   provisions apply to successive events and transactions;

         5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

         6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         7. all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                   ARTICLE 2

                                   THE NOTES

         SECTION 2.01.  Forms and Dating.

         The Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A and Exhibit B hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

         The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

         Initial Notes offered and sold in reliance on Rule 144A shall, except as described in the following paragraph, and, unless the Global Note representing the Initial Notes has theretofore been exchanged for Physical Notes and except as described in the following paragraph, the Exchange Notes shall, be issued initially in the form of one or more permanent global Notes substantially in the form set forth in Exhibit A hereto, each such Note containing the legend relating to global securities set forth in Section 2.09 and, in the case of the Initial Notes, the Private Placement Legend set forth in Section 2.09 (each a "Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records, in the form of Schedule A to the Global Note, of the Depositary or its nominee, or of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Initial Notes offered and sold other than as described in the preceding paragraph, and any Physical Notes issued in exchange for all or a portion of an Exchange Note that is a Global Note, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit B hereto (the "Physical Notes"). Notes issued pursuant to Section 2.09 in exchange for interests in the Global Note shall be in the form of Physical Notes.

         The terms and provisions contained in the form of the Notes, annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.02.  Execution and Authentication.

         Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $80,000,000 and (ii) Exchange Notes for issue only in the Exchange offer, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes exchanged in such Exchange Offer, in each case upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate such Notes and certifying that all conditions precedent to the issuance of the relevant Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $80,000,000, except as provided in
Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

         SECTION 2.03.  Registrar and Paying Agent.

         The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for payment of principal, premium, if any, and interest (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

         The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

         SECTION 2.04.  Paying Agent to Hold Money in Trust.

         Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company (or any other obligor on the Notes) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Notes) shall have no further liability for the money so paid over to the Trustee.

         SECTION 2.05.  Noteholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each such Holder, which list may be conclusively relied upon by the Trustee.

         SECTION 2.06.  Transfer and Exchange.

         Subject to Section 2.11, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and shall be accompanied by such other documents or instruments, if any, as are required by Sections 2.09 through 2.11. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange pursuant to Sections 2.02, 2.07, 2.13, 3.06, 4.12,
4.13 or 9.05 or the Exchange Offer without transfer to another person). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part.

         Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

         SECTION 2.07.  Replacement Notes.

         If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and amount if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

         SECTION 2.08.  Outstanding Notes.

         Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the

Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

         If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09.  Book-Entry Provisions for Global Note. (a) Each Global
Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary, and (iii) bear the legends as set forth in Section 2.10 except a Global Note representing the Exchange Notes shall not bear the Private Placement Legend set forth in Section 2.10. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

         (b) Transfers of the Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.11. In addition, Physical Notes shall be issued to all beneficial owners in exchange for their beneficial interests in the Global
Note if (i) the Company notifies the Trustee in writing that the Depositary is at any time unwilling or unable to continue as a depository for the Global Note and a successor depository is not appointed by the Company within 90 days or
(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under this Indenture.

         (c) In connection with any transfer of a portion of the beneficial interest in the Global Note pursuant to Section 2.09(b) to beneficial owners who are required to hold Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

         (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 2.09(b), the Global Note shall be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount of Physical Notes of authorized denominations.

         (e) Any Physical Note delivered in exchange for an interest in the Global Note constituting an Initial Note pursuant to subsection (c) or subsection (d) of this Section shall bear the applicable legend regarding transfer restrictions set forth in Section 2.10.

         (f) The Holder of the Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         SECTION 2.10.  Restrictive Legends.

         Upon the registration of transfer, exchange or replacement of Notes not bearing the legend substantially in the form set forth below (the "Private Placement Legend"), the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing a legend substantially in the form of the Private Placement Legend, the Registrar shall deliver only Notes that bear a legend substantially in the form of the Private Placement Legend unless (i) the condition of paragraph (a)(i)(x) of Section 2.11 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) Initial Notes are validly tendered in the Exchange Offer for Exchange Notes or sold under an effective registration statement.

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEF NED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
        (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR

        (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT

        WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT UPON FURNISHING TO THE TRUSTEE A LETTER SIGNED BY THE TRANSFEROR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

         Each Global Note, whether or not an Initial Note, shall also bear a legend substantially to the following effect on the face thereof:

     UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL
     NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE

     REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.11 OF THE INDENTURE.

         SECTION 2.11. Special Transfer Provisions. Unless and until (i) an Initial Note is sold under an effective registration statement, or (ii) an Initial Note is exchanged for an Exchange Note in connection with the Exchange Offer, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

         (a) Transfers to Non-QIB Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Accredited Investor that is not a QIB (excluding Non-U.S. Persons) in a minimum principal amount of $250,000:

                    (i) The Registrar shall register the transfer of any Initial
                Note, whether or not such Initial Note bears the Private Placement Legend, if (x) the requested transfer is at least three years after the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Section 2.18(a); and, if the Company so requests, an opinion of counsel reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; and

                    (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate and opinion, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount.

        (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S. Persons):

                (i) If the Note to be transferred consists of (A) Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Registrar in writing, that it is a QIB, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion (the beneficial owner of which is a QIB) and that it and any such sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the Global Note, the transfer of such interest may be affected only through the book entry system maintained by the Depositary.

                (ii) If the proposed transferor is an Agent Member, and the Initial Note to be transferred consists of Physical Notes, which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Global Note in an amount equal to the principal amount at maturity of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred.

        (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any registration of transfer of an Initial Note to a Non-U.S. Person:

        (i) No transfer shall be made prior to expiration of 40 days from the Issue Date.

        (ii) The Registrar shall register any proposed transfer to any Non-U.S. Person only upon receipt of a certificate substantially in the form set forth in Section 2.18(b) from the proposed transferor.

        (iii) If the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate required by paragraph (ii) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred. The Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes in the principal amount of the Physical Note or interest in the Global Note being transferred.

        (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Registrar shall retain until such time as no Notes remain Outstanding copies of all letters, notices and other written communications received pursuant to Section 2.09 or this Section 2.11. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        SECTION 2.12.  Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that to the actual knowledge of the Trustee are so owned shall be disregarded.

        SECTION 2.13.  Temporary Notes.

        Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

        SECTION 2.14.  Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and retain or, at the written request of the Company, may, dispose of (subject to the record retention requirements of the Exchange Act), or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the

Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.14.

        SECTION 2.15.  Defaulted Interest.

        If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        SECTION 2.16.  Cusip Number.

        The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

        SECTION 2.17.  Deposit of Moneys.

        On or before 10:00 a.m., New York City Time, on each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Special Redemption Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. Principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

        SECTION 2.18.  Form of Certificate to Be Delivered.

        (a) The following is the form of certificate to be delivered in connection with transfers to non-QIB Accredited Investors.

United States Trust Company of New York
114 West 47th Street
New York, New York 10036-1532


Ladies and Gentlemen:

        In connection with our proposed purchase of 9 1/2% Senior Subordinated Notes due 2004 (the "Notes") of Rose Hills Acquisition Corp., a Delaware corporation ("the Company"), we hereby confirm that:

        1. We have received a copy of certain portions of the Offering Memorandum (the "Offering Memorandum"), dated November 14, 1996, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in pages 2 through 3 of the Offering Memorandum and in the section titled "Transfer Restrictions" in the Offering Memorandum, including the restrictions on duplication and circulation of the Offering Memorandum.

        2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to or for the account or benefit of U.S. persons, except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture relating to the Notes) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Regulation S under the Securities Act (if available) upon furnishing the Trustee a letter signed by the transferor containing certain representations and agreements relating to transfer of the Notes (the form of which letter can be obtained from the Trustee), (E) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act. We further agree to provide any person purchasing Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

        4. We understand that, on any proposed resale of Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.


        5. We are an institutional "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under Regulation D of the Securities Act and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

        6. We are acquiring the Notes purchased by us for our own account or for the account of one or more other accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and for each of which we are acquiring not less than $250,000 total principal amount.

        We acknowledge that you, the Company and the Trustee and others will rely upon our acknowledgments, representations, and agreements set forth herein, and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.

        We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary or agent.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


--------------------------------------------------
(Name of Purchaser)


By:______________________________________________

Name:
Title:
Address:


        (b) The following is the form of certificate to be delivered in connection with transfers pursuant to Regulation S.

United States Trust Company of New York
114 West 47th Street
New York, New York 10036-1532

Attention: Corporate Trust Administration

Ladies and Gentlemen:


        In connection with our proposed sale of $_________ aggregate principal amount of the 9 1/2% Senior Subordinated Notes due 2004 (the "Notes") of Rose Hills Acquisition Corp., we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

        (1) the offer of the Notes was not made to a U.S. person or a person in the United States;

        (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(b) the transaction as executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows the transaction has been pre-arranged with a buyer in the United States;

        (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                  Very truly yours,

                                   [Name of Transferor]

                                   By:____________________________
                                      Authorized Signature



                                   ARTICLE 3

                              REDEMPTION OF NOTES

        SECTION 3.01.  Notices to the Trustee.

        If the Company is permitted to, and elects to or is mandatorily obligated to, redeem Notes pursuant to Paragraph 3(a) or 3(b) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.


        The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemption at least 45 days before the Redemption Date or, 60 days before the Redemption Date in the case of a partial redemption or, in the case of a redemption pursuant to Paragraph 3(b) of the Notes, such lesser number of days as the Company and the Trustee may agree.

        SECTION 3.02.  Selection of Notes to Be Redeemed.

        If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected from the outstanding Notes not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed. The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

        The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

        SECTION 3.03.  Notice of Redemption.

        Subject to Section 3.07, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

        All notices of redemption shall identify the Notes to be redeemed and shall state:

                (i)   the Redemption Date;

                (ii) the Redemption Price and the amount of accrued interest, if any, to be paid;

                (iii) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

                (iv) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

                (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

                (vi) the CUSIP number, if any, relating to such Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

                (vii) the paragraph of the Notes pursuant to which the Notes are being redeemed.

        Notice of redemption of Notes to be redeemed shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the sole expense of the Company.

        SECTION 3.04.  Effect of Notice of Redemption.

        Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        SECTION 3.05.  Deposit of Redemption Price.

        On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price and accrued and unpaid interest on the Notes to be redeemed, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

        SECTION 3.06.  Notes Redeemed or Purchased in Part.

        Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

        SECTION 3.07.  Special Redemption.

        (a) Notice of a Special Redemption shall be mailed at least three Business Days prior to the Special Redemption Date. Any redemption pursuant to this Section 3.07 shall be consistent with the provisions of the Escrow Agreement. In the event that the special redemption price is greater than the Escrowed Amounts, the Company shall not be under an obligation to pay, or deposit with the Escrow Agent, the difference.

        (b) The Company shall promptly notify the Trustee and the Escrow Agent by means of an Officers' Certificate of the consummation of the Acquisition Transaction.

                                   ARTICLE 4

                                   COVENANTS

        SECTION 4.01.  Payment of Notes.

        The Company will pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.

        The Company will pay interest on overdue principal at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

        SECTION 4.02.  Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby initially designates the office of the Trustee located at 114 West 47th Street, in the Borough of Manhattan, City of New York 10036-1532, as such office of the Company in accordance with this Section 4.02.

        SECTION 4.03.  Corporate Existence.

        Subject to Article 5, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises, and the Company shall not be required to maintain the existence of a Subsidiary, if the Board of Directors of the Company shall reasonably determine that (x) the preservation or maintenance thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

        SECTION 4.04.  Payment of Taxes and Other Claims.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company and its Subsidiaries taken as a whole.

        SECTION 4.05. Maintenance of Properties; Books and Records; Compliance with Law.

        (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to the Company and its Subsidiaries taken as a whole.

        (b) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

        (c) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

        SECTION 4.06. Compliance Certificate.

        (a) The Company will deliver to the Trustee within 105 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

        (b) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default, Event of Default or an event of default by the Company under any

Senior Indebtedness, an Officers' Certificate specifying such Default, Event of Default or such event of default and what action the Company is taking or proposes to take with respect thereto.

        SECTION 4.07. SEC Reports.

        The Company shall file with the SEC or, if not permitted, deliver to the Trustee the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In the event that The Loewen Group Inc. fully and unconditionally guarantees the obligations of the Company under the Notes, the requirements hereunder may be satisfied through the filing and provision of such information, documents and reports which would otherwise be required pursuant to said sections in respect of The Loewen Group Inc. Such requirements may also be satisfied prior to the 180th day after the Closing Date, with the filing with the SEC of the Exchange Offer Registration Statement or the Shelf Registration Statement. In accordance with the provisions of TIA Section
314(a), the Company shall file with the Trustee and provide to each Holder, within 15 days after it files them with the SEC (or if such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company (or The Loewen Group Inc., if applicable) is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). In addition, following the registration of the common stock of the Company pursuant to Section 12(b) or 12(g) of the Exchange Act, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of securities maintained by the Registrar.

        SECTION 4.08.  Limitation on Indebtedness.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, with respect to (in each case, "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company and any of its Subsidiaries will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if at the time of such incurrence, and after giving pro forma effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.

        Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:


        (a)   Indebtedness of the Company evidenced by the Notes;

        (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

        (c) Indebtedness of the Company and its Subsidiaries (i) under the Bank Credit Agreement (including with respect to letters of credit issued thereunder); (ii) under any other revolving credit facility or (iii) under any other credit facility provided by a bank or other financial institution in an aggregate principal amount for clauses (i) through (iii) at any one time outstanding not to exceed $125,000,000;

        (d) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering

Indebtedness of the Company or such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under the provisions of this Section 4.08 and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

        (e) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary (other than Indebtedness under its guaranty of the Bank Credit Facilities), except that
(i) any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which is owed Indebtedness of another Wholly-Owned Subsidiary such that it ceases to be a Wholly-Owned Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Subsidiary subject to the other provisions of this Section 4.08;

        (f) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Bank Credit Facilities, this Indenture and the Notes except that (i) any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another Wholly-Owned Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Wholly-Owned Subsidiary which holds Indebtedness of the Company such that it ceases to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this Section 4.08;

        (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

        (i) Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (j) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (i) above, in an aggregate principal amount outstanding at any time not exceeding $5,000,000; provided, that if, at the time of incurrence of Indebtedness, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to the Indebtedness then being incurred to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such incurrence is less than or equal to 6.00:1, then such amount shall be an aggregate principal amount not exceeding $10,000,000; and

        (k) (i) Indebtedness of the Company (including any Indebtedness incurred in connection with a Sale-Leaseback Transaction permitted pursuant to
Section 4.17) the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than the Indebtedness refinanced, redeemed or retired on the Issue Date; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (k) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Company pursuant to this clause (k) to refinance Subordinated Indebtedness, such Indebtedness (A) does not have a Stated Maturity prior to the Maturity of the Subordinated Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness

being refinanced and (C) is subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes and (z) in the case of Indebtedness incurred by the Company pursuant to this clause

(k) to refinance Pari Passu Indebtedness, such Indebtedness (A) does not have a Stated Maturity prior to the Stated Maturity of the Pari Passu Indebtedness being refinanced, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness being refinanced and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

        The Company shall promptly notify the Trustee, by means of an Officers' Certificate, of the closing of the Bank Credit Agreement and any replacement, refunding, restructuring or refinancing of any or all of the Bank Credit Facilities.

        SECTION 4.09.  Limitation on Restricted Payments.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

               (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

               (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company (in each case other than in exchange for its Capital Stock (other than Redeemable Capital Stock)),

               (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness or Pari Passu Indebtedness other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company, or

               (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company following the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date from any Person (other than a Subsidiary of the Company) or any dividend or distribution from an Unrestricted Subsidiary of the Company to the extent not otherwise included in Consolidated Net Income of the Company or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any Person (other than to a Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), including the redesignation of an Unrestricted Subsidiary as a Subsidiary in accordance with the definition thereof,.an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment, or, in the case of a redesignation of an Unrestricted Subsidiary as a Subsidiary, an amount equal to the lesser of the amount of the Investment previously deemed to have been made in connection with the designation of such Subsidiary as an Unrestricted Subsidiary and the Fair Market Value of the assets of such Unrestricted Subsidiary at the time it is redesignated as a Subsidiary. For purposes of the preceding clause (C)(2), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof.

        None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any
Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause
(C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired, and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any Person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than

Redeemable Capital Stock) of the Company to any Person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Company issued to any Person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (x) has no Stated Maturity earlier than the Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Pari Passu Indebtedness so purchased, exchanged, redeemed, acquired or retired;
(v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13 or any transaction excepted from the definition of Asset Sale pursuant to the last sentence of such definition; (vi) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company, or the declaration and payment of a dividend to RH Holdings, the proceeds of which are to be used for the purchase of Common Stock of RH Holdings or of limited partnership interests in a partnership holding such Common Stock) from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $500,000 in any calendar year; (vii) other Restricted Payments not to exceed $2,500,000; provided that at the time such Restricted Payment is made, the ratio of the aggregate principal amount of Indebtedness on a pro forma basis after giving effect to any Indebtedness incurred in connection with such Restricted Payment to Consolidated Cash Flow for the four full fiscal quarters immediately preceding the date of such Restricted Payment shall be less than or equal to 6.00:1; (viii) any payments permitted to be made pursuant to clauses (ii) through (vi) of the proviso set forth in Section 4.14, (ix) payments to RH Holdings in an amount sufficient to pay (a) director's fees and the reasonable expenses of directors, (b) accounting, legal or other administrative expenses incurred by RH Holdings relating to the operations of the Company in the ordinary course of business and
(c) so long as RH Holdings files consolidated income tax returns which include the Company, payments to RH Holdings in an amount equal to the amount of income tax that the Company would have paid if it had filed consolidated tax returns on a separate-company basis or (x) payments to RH Holdings in an amount sufficient to consummate the Acquisition Transaction; provided that, subsequent to the consummation of the Acquisition Transaction, the Company shall deliver to the Trustee an Officers' Certificate setting forth the amount of any payments made pursuant to clause (x). In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v) and (vi) shall be included and clauses (i), (ii), (iii),
(iv), (vii), (viii), (ix) and (x) shall not be so included.

        SECTION 4.10. Limitation on Issuances and Sale of Preferred Stock by Subsidiaries.

        The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the

Company) and (b) will not permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries in compliance with the other provisions of this Indenture (including, without limitation, Section 4.13); (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law or (z) issuances of Preferred Stock to former owners of funeral homes acquired by the Company or any Subsidiary of the Company; provided that the sum of (i) the aggregate Fair Market Value of such Preferred Stock and (ii) the aggregate Fair Market Value of all Investments permitted under clause (vi) of the definition of "Permitted Investments" shall not exceed $5,000,000 at any time outstanding.

        SECTION 4.11.  Limitation on Liens.

        The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and
(y) in all other cases, the Notes are equally and ratably secured, except for
(a) Liens existing as of the Issue Date; (b) Liens securing the Notes; (c) Liens on assets of the Company securing Senior Indebtedness and Liens on assets of Subsidiaries of the Company securing Indebtedness permitted to be incurred by them under this Indenture; (d) Liens in favor of the Company; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

        SECTION 4.12.  Change of Control.

        Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer") and shall purchase all Notes properly tendered into the Change of Control Offer and not withdrawn, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the date the notice of a Change of Control Offer is mailed to holders of the Notes, all Notes then outstanding at a purchase price ("Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

        Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

        (a) that the Change of Control Offer is being made pursuant to this
Section 4.12 and that all Notes validly tendered in connection with the Change of Control Offer and not withdrawn will be accepted for payment;

        (b) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

        (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

        (d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

        (e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, together with a duly completed "Option of Holder to Elect Purchase" notice substantially in the form of Exhibit C hereto, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

        (f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the first Business Day immediately prior to the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

        (g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

        (h) the instructions that Holders must follow in order to tender their Notes; and

        (i) information concerning the business of the Company, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control

Offer.

        On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

        The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

        SECTION 4.13.  Disposition of Proceeds of Asset Sales.

        (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and
(ii) at least 75% of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not applied to repay the Bank Term Facility or any other Senior Indebtedness or permanently reduce the commitments under the Revolving Credit Facility, the Company or such Subsidiary, as the case may be, may, within 365 days from the receipt of the Net Cash Proceeds, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay the Bank Term Facility or any other Senior Indebtedness, or permanently reduce the commitments under the Revolving Credit Facility, nor invested in Replacement Assets within the 365-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

        (b) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall, not more than 40 Business Days thereafter, make an offer to purchase (an "Asset Sale Offer") from all Holders, on a date (the "Asset Sale Purchase Date") which is not less than 20 Business Days nor more than 40 Business Days after the date of notice of such Asset Sale Offer delivered pursuant to Section 4.13(d), an aggregate principal amount of Notes equal to such Excess Proceeds, at a price payable in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (the "Asset Sale Offer Price").

        (c) Whenever Excess Proceeds received by the Company and its Subsidiaries exceed $5,000,000, such Excess Proceeds shall, prior to the purchase of Notes, be set aside by the Company or such Subsidiary, as the case may be, in a separate account pending (i) deposit with the depositary of the amount required to purchase the Notes tendered or (ii) delivery by the Company of the Asset Sale Offer Price to the Holders of the Notes pursuant to an Asset Sale Offer. Such Excess Proceeds may be invested in Cash Equivalents, as directed by the Company, having a maturity date which is not later than the earliest possible date for purchase or redemption of Securities pursuant to the Asset Sale Offer. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

        (d) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing until at least 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

        (1) that the Asset Sale Offer is being made pursuant to this
Section 4.13;

        (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Note, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

        (3) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

        (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;


        (5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes, together with a duly completed "Option of Holder to Elect Purchase" notice substantially in the form of Exhibit C hereto, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the third Business Day prior to the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

        (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the first Business Day immediately prior to the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

        (7) that if the aggregate principal amount of Notes validly tendered and not withdrawn by the Holders exceeds the Excess Proceeds, the Company shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

        (8) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

        (9) the instructions that Holders must follow in order to tender their Notes; and

        (10) information concerning the business of the Company, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.

        (e) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Notes or portions thereof validly tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such

Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

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        (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder, in the event that the Company is required to repurchase Notes pursuant to the Asset Sale Offer.

        SECTION 4.14.  Limitation on Transactions with Interested Persons.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5% or more of RH Holdings' Common Stock at any time outstanding ("Interested Persons"), unless
(a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $5,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions (other than commercial arrangements with any limited partner of Blackstone Capital Partners II Merchant Banking Fund L.P. or any Affiliate of such limited partners) involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the Company; provided, however, that this Section 4.14 will not restrict the Company from (i) paying dividends in respect of its Capital Stock permitted under

Section 4.09, (ii) paying reasonable and customary fees and indemnities to directors of the Company who are not employees of the Company, (iii) making loans or advances to, or providing indemnities of, officers, employees or consultants of the Company and its subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or

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such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) making loans to officers (or a partnership comprised of such officers) for the purpose of purchasing common stock of RH Holdings and making any payment required or specifically permitted by the terms of the Administrative Services Agreement, (v) paying an annual monitoring fee of $250,000 (plus any increase thereof which may be made to account for inflation) to Blackstone Management Partners L.P. or any of its Affiliates designated by Blackstone Management Partners L.P., (vi) making any payment to RH Holdings permitted by Section 4.09 or (vii) entering into any transaction with any of its Wholly-Owned Subsidiaries or restrict any Subsidiary from entering into any transaction with any other Wholly-Owned Subsidiary.

        SECTION 4.15. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any other Investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture, (iv) any agreement or other instrument of a Person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument,
(vi) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition, (vii) any encumbrance or restriction arising or agreed to in the ordinary course of business and that does

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not, individually or in the aggregate, detract from the value of the property or assets of the Company or any Subsidiary in any manner material to the Company or such Subsidiary and (viii) encumbrances and restrictions under agreements in effect on the Issue Date, including the Bank Credit Agreement, and encumbrances and restrictions in permitted refinancings or replacements of Indebtedness evidenced by the agreements referred to in this clause (viii) which are no less favorable to the Holders than those contained in the Indebtedness so refinanced or replaced.

        SECTION 4.16. Limitation on the Issuance of Other Senior Subordinated Indebtedness.

        The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness (x) is pari passu with or
(y) is subordinate in right of payment to the Notes in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness.

        SECTION 4.17.  Limitations on Sale-Leaseback Transactions.

        The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions; provided that
(a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) either (i) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) or (ii) the proceeds of such Sale-Leaseback Transaction are applied to repay existing Indebtedness (other than Indebtedness outstanding under any revolving credit facility).

        SECTION 4.18.  Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the

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extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

        SECTION 5.01.  When Company May Merge, Etc..

                The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving Person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof, the District of Columbia, Canada or any province thereof and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (c) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such

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transaction or series of transactions), could incur $1.00 of additional
Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness); and (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

        Notwithstanding the foregoing clauses (b), (c) and (d), (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

        In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and any supplemental indenture in respect thereof comply with the requirements under the foregoing clause (a) of this Section 5.01 and that all conditions precedent provided for in this Indenture relating to the transaction or series of transactions have been complied with, provided, however, that solely for purposes of computing amounts described in subclause
(C) of Section 4.09, any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

        SECTION 5.02.  Successor Substituted.

        Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09, any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect


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

to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                   ARTICLE 6

                                   REMEDIES

        SECTION 6.01.  Events of Default.


        An "Event of Default" means any of the following events:

        (a) default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

        (b) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

        (c) failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a Default specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

        (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness has not been paid at final maturity or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

        (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and

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during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

        (f) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

        (1) commences a voluntary case or proceeding;

        (2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

        (3) consents to the appointment of a Custodian of it or for all or substantially all of its property;


        (4) makes a general assignment for the benefit of its creditors; or

        (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (1) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding,

        (2) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or

        (3) orders the liquidation of the Company or any Significant Subsidiary of the Company,

and in each case the order or decree remains unstayed and in effect for 60 days.

        Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

        SECTION 6.02.  Acceleration.

        If an Event of Default (other than as specified in Sections 6.01(f)and
(g) with respect to the Company) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and

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unpaid interest, if any, on all of the Notes then outstanding to be due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable; provided, however, that so long as the Bank Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default specified in Sections 6.01(f) and (g) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (a) five Business Days following delivery of a notice of such acceleration to the Bank Agent under the Bank Credit Agreement and (b) the acceleration of any Indebtedness (or other amounts) under the Bank Credit Agreement. If an Event of Default specified in Sections 6.01(f) and (g) with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

        After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

         No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

        SECTION 6.03.  Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of

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

principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

        SECTION 6.04.  Waiver of Past Defaults.

        Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or 6.01(b) or in respect of any provision hereof which cannot be modified or amended without the consent of each Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

        SECTION 6.05.  Control by Majority.

        The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        SECTION 6.06.  Limitation on Suits.

        No Holder of any Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

        (a) the Holder gives written notice to the Trustee of a continuing Event of Default;

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

        (b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

        (e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

        The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Note on or after the respective due dates set forth in such Note.

        A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

        SECTION 6.07.  Right of Holders to Receive Payment.

        Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

        SECTION 6.08.  Collection Suit by Trustee.


        If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes, for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.08.

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

        SECTION 6.09.  Trustee May File Proofs of Claims.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        SECTION 6.10.  Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out such money in the following order:

        First: to the Trustee for amounts due under Section 7.08.

        Second: subject to Article 10, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

        Third: subject to Article 10, to Holders for principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including any premium); and


        Fourth: the balance, if any, to the Company.

        The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

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        SECTION 6.11.  Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

         SECTION 6.12.  Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7

                                    TRUSTEE

        SECTION 7.01.  Duties.

        (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default,

        (1) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

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

        (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not investigate the accuracy of mathematical calculations or other facts stated therein.

        (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

        (1) this paragraph does not limit the effect of paragraph (b) of this
Section 7.01;

        (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

        (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

        (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

        SECTION 7.02.  Rights of Trustee.

        Subject to Section 7.01 hereof and the provisions of TIA Section 315:

        (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

        (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which

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shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

        (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

        (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

        (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

        SECTION 7.03.  Individual Rights of Trustee.

        The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent; provided that there shall be excluded from the operation of TIA
Section 310(b), any indenture or indentures under which other securities, or certificates of interest or participations in other securities, of the Company are outstanding if the requirements for exclusion set forth in TIA
Section 310(b)(i) are met.

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

        SECTION 7.04.  Trustee's Disclaimer.

        The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

        SECTION 7.05.  Notice of Default.

        If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

        SECTION 7.06.  Money Held in Trust.

        All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

        SECTION 7.07.  Reports by Trustee to Holders.

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

        A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

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

        The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

        SECTION 7.08.  Compensation and Indemnity.

        The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee for, and hold it harmless against, any loss, damage, claim or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity; however, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Notes.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article 8 and/or the termination of this Indenture, including the termination and rejection hereof in any bankruptcy proceedings to the extent permitted by applicable law.

        SECTION 7.09.  Replacement of Trustee.

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

        The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

        (a) the Trustee fails to comply with Section 7.11;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an or der for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

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

        Notwithstanding replacement of the Trustee pursuant to this
Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

        SECTION 7.10.  Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

        SECTION 7.11.  Eligibility; Disqualification.

        There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        SECTION 7.12.  Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE OF INDENTURE

        SECTION 8.01.  Termination of the Company's Obligations.

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

        The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

        (a) either (i) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

        (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article 10;

        (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;


        (d) the Company shall have paid all other sums payable by it hereunder; and

        (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with.

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

        Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive.

        After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

        SECTION 8.02.  Legal Defeasance and Covenant Defeasance.

        (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).

        (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 10 or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article 8. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

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

        (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections 4.07 through 4.17 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article 10 or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

        (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

        (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (x) cash, in United States dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) on the Final Maturity Date or otherwise in accordance with the terms of this Indenture and of such Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

        (2) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

        (3) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

        (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

        (5) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

        (6) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

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

        (7) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any holders of Senior Indebtedness, including, without limitation, those rights arising under this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Notes, the Trustee will hold, for the benefit of the Holders of Notes, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Notes will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Notes in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

        (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under paragraph
(b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with.

        (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such funds or U.S. Government Obligations.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and

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

interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

        SECTION 8.03.  Application of Trust Money.

        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

        SECTION 8.04.  Repayment to Company.

        Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time; provided that the Trustee shall, upon payment of all obligations under this Indenture and upon request of the Company, pay to the Company any excess money held by it. The Trustee and the Paying Agent shall pay to the Company, upon request of the Company, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

        SECTION 8.05.  Reinstatement.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this

Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

        SECTION 9.01.  Without Consent of Holders.

        The Company, when authorized by a Board Resolution of its Board of

Directors, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

        (a)   to cure any ambiguity, defect or inconsistency;

        (b)   to comply with Article 5;

        (c)   to provide for uncertificated Notes in addition to certificated
Notes;

        (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

        (e) to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all respects to the Initial Notes (except that the transfer restrictions under the Securities Act contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities;

        (f)   to provide for the guarantee of the Notes by The Loewen Group
Inc.;

        (g) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

        (h) to evidence and provide for the acceptance and appointment hereunder by a successor Trustee with respect to the Notes.

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


        Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (g) of this Section 9.01 does not adversely affect the rights of any Holder.

        SECTION 9.02.  With Consent of Holders.

        Subject to Section 6.04, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

        Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:


        (a) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

        (b) reduce or change the rate or time for payment of interest on any Note;

        (c) change the currency in which any Note, or any premium or interest thereon, is payable;

        (d) reduce the principal amount outstanding of or extend the Stated Maturity of any Note or alter the redemption provisions with respect thereto;

        (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note;

        (f) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

        (g) modify this Section 9.02 or Section 6.07;

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


        (h) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

        (i) modify or change any provision of this Indenture affecting the subordination or ranking of the Notes in a manner adverse to the Holders; or

        (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes.

        It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

        SECTION 9.03.  Compliance with Trust Indenture Act.

        Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

        SECTION 9.04.  Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second

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


and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 120 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

        SECTION 9.05.  Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        SECTION 9.06.  Trustee May Sign Amendments, Etc.

        The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company enforceable against the Company in accordance with its terms.


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


                                  ARTICLE 10

                            SUBORDINATION OF NOTES

        SECTION 10.01.  Notes Subordinate to Senior Indebtedness.

        The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Notes is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Senior Indebtedness.

        This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

        SECTION 10.02.  Payment over of Proceeds upon Dissolution.

        In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or
(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

        (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Designated Senior Indebtedness, whether or not such interest is an allowed claim under applicable law) before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Notes") on account of principal of, premium, if any, or interest on, or any other obligations to the Holders in respect of, the Notes; and

        (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Notes), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

        (c) in the event that, notwithstanding the foregoing provisions of this
Section 10.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on or other obligations with respect to, the Notes before all Senior Indebtedness is paid in full in cash or Cash Equivalents, then and in such event such payment or distribution (excluding Permitted Junior Notes) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

        The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5.

        SECTION 10.03.  Suspension of Payment When Senior Indebtedness in
Default.

        (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Notes) shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on or other obligations to the holders of the Notes in respect of the Notes or on account of the purchase, redemption or other acquisition of any Notes (other than payments previously made pursuant to Article 8) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to Section 10.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

        (b) Unless Section 10.02 shall be applicable, upon the occurrence of a Non-payment Default and upon the earlier to occur of (1) receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage notice ("Payment Blockage Notice") pursuant to
Section 10.03(b) of this Indenture, or (2) if such Non-payment Default results from acceleration of the Notes, the date of such acceleration, no direct or indirect payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Notes and other than payments previously made pursuant to Article 8) shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on or other obligations with respect to the Notes or on account of the purchase, redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing upon receipt by the Trustee of such notice or the date of acceleration referred to in clause (2) above, as the case may be, unless and until the earliest to occur of the following events: (w) 179 days shall have elapsed since receipt of such written notice by the Trustee or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in each case, the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the foregoing to the contrary, a Payment Blockage Notice may only be given and therefore shall only be effective in respect of the Company and the Trustee if given by, (i) the Bank Agent as long as any Senior Indebtedness remains outstanding under the Bank

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


Credit Agreement and (ii) if no Senior Indebtedness remains outstanding under the Bank Credit Agreement, any other representative of outstanding Designated Senior Indebtedness. Only one Payment Blockage Period with respect to the Notes may be commenced within any consecutive 365-day period. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured or waived for a period of not less than 180 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice referred to in clause (1) of this
Section 10.03(b) or the date of the acceleration referred to in clause (2) of this Section 10.03(b) and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect.

        (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

        SECTION 10.04. Trustee's Relation to Senior Indebtedness.

        With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall, in good faith, mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise (although such mistaken payment shall not otherwise affect the subordination provisions of this Article 10).

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


        SECTION 10.05. Subrogation to Rights of Holders of Senior Indebtedness.

        Upon the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of

Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article 10 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

        If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

        SECTION 10.06.  Provisions Solely to Define Relative Rights.

        The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness (1) in any case,

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


proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c).

        The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.


        SECTION 10.07.  Trustee to Effectuate Subordination.

        Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article 10 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

        SECTION 10.08.  No Waiver of Subordination Provisions.

        (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (b) Without limiting the generality of Section 10.08(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the

Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

        SECTION 10.09. Notice to Trustee.

        (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this
Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

        (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the

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


Company by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

        SECTION 10.10. Reliance on Judicial Order or Certificate of Liquidating Agent.

        Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

        SECTION 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

        The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

        SECTION 10.12.  Article Applicable to Paying Agents.

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


        In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        SECTION 10.13.  No Suspension of Remedies.

        Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Indebtedness.

                                  ARTICLE 11

                                 MISCELLANEOUS

        SECTION 11.01.  Trust Indenture Act of 1939.

        This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.


        If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

        SECTION 11.02.  Notices.

        Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

        If to the Company to:

                Rose Hills Acquisition Corp.


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


                3888 Workman Mill Road
                Whittier, CA 90601
                Attention: Chief Executive Officer

With copies to:

                The Blackstone Group
                345 Park Avenue
                New York, NY 10154
                Attention: Howard A. Lipson

                Loewen Group International, Inc.
                50 River Center Blvd.
                Covington, KY 41011
                Attention: Randy Walters

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY 10017-3954
                Attention: Wilson S. Neely

        If to the Trustee to:

                United States Trust Company of New York
                114 West 47th Street
                New York, NY 10036-1532


        Attention:  Corporate Trust Administration

        The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        SECTION 11.03.  Communication by Holders with Other Holders.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

        SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

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


        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

        (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        SECTION 11.05.  Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

        (a) a statement that the person making such certificate or opinion has read such covenant or condition;


        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

        SECTION 11.06.  Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

        SECTION 11.07.  Governing Law.

        The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

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


        SECTION 11.08.  No Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        SECTION 11.09.  No Recourse Against Others.

        A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

        SECTION 11.10.  Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

        SECTION 11.11.  Duplicate Originals.


        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

        SECTION 11.12.  Separability.

        In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

        SECTION 11.13.  Table of Contents, Headings, Etc.

        The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        SECTION 11.14.  Benefits of Indenture.

        Except as provided in Article 10, nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                          ROSE HILLS ACQUISITION CORP.

                                    By: /s/ Chinh Chu
                                        -------------------------------------
                                         Name: Chinh Chu
                                         Title: Director

                                    UNITED STATES TRUST COMPANY
                                    OF NEW YORK, as Trustee

                                    By: /s/ Christine C. Collins
                                        -------------------------------------
                                         Name: Christine C. Collins
                                         Title: Assistant Vice President

                                                                   EXHIBIT A

THIS GLOBAL NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS GLOBAL NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS GLOBAL NOTE RESELL OR OTHERWISE TRANSFER THIS GLOBAL NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
(B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS GLOBAL NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT UPON FURNISHING THE TRUSTEE A LETTER SIGNED BY THE TRANSFEROR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS GLOBAL NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS GLOBAL NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS GLOBAL NOTE WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL

OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.09 AND 2.11 OF THE INDENTURE.

                          ROSE HILLS ACQUISITION CORP.

                    9 1/2% SENIOR SUBORDINATED NOTE DUE 2004

No. ______                                                    $[            ]
CUSIP No. ________

    Rose Hills Acquisition Corp. (to be renamed Rose Hills Company), a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] on November 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15, in each year, commencing on May 15, 1997, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of 9 1/2% per annum (subject to adjustment as hereinafter provided), until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

    The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Global Note, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Global Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company in a manner satisfactory to the Trustee, which date in any event shall be at least five Business Days prior to the payment date and notice of which shall be given to the Holder of this Global Note not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Global Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.


    The Holder of this Global Note is entitled to the benefits of a Registration Rights Agreement, dated as of November 15, 1996, between the Company and the Initial Purchaser named therein (the "Registration Rights Agreement"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Global Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

    Payment of the principal of, premium, if any, and interest on this Global Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal
                                      A-3
tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Note register maintained by the Registrar.

    Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof.

    Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Global Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officer.

Dated:             , 199             Rose Hills Acquisition Corp.

                                     By: ___________________________
                                         Name:
                                         Title:

                                     [SEAL]

Attest:




_____________________
Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


       This is one of the Notes referred to in the within-mentioned Indenture.

                                United States Trust Company of New York, as Trustee


                                By: _______________________________________
                                    Authorized Signatory

                            (Reverse of Global Note)

        1. Indenture. This Global Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/2% Senior Subordinated Notes due 2004, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000 (the "Notes"), which may be issued under an indenture (herein called the "Indenture") dated as of November 15, 1996 between Rose Hills Acquisition Corp., a Delaware corporation, as issuer (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, and the Holder of the Global Note and of the terms upon which this Global Note is, and is to be, authenticated and delivered.

        All capitalized terms used in this Global Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

        No reference herein to the Indenture and no provisions of this Global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Global Note at the times, place and rate, and in the coin or currency, herein prescribed.

        2. Subordination. The Indebtedness evidenced by this Global Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (including in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy of the Company at the rate provided for in the documentation governing such Designated Senior Indebtedness of the Company, whether or not such interest is an allowed claim under applicable law) as defined in the Indenture, and this Global Note is issued subject to such provisions. The Holder of this Global Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Global Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Global Note referred to in Paragraph 6 below.

        3. Redemption.

        (a) Optional Redemption. This Global Note will be redeemable at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after November 15, 2000, on not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on or after November 15 of the years indicated below:

                                                           Redemption
                  Year                                        Price
                  ----                                     -----------

                  2000. . . . . . . . . . . . . . . . .      104.750%
                  2001. . . . . . . . . . . . . . . . .      103.167%
                  2002. . . . . . . . . . . . . . . . .      101.583%
                  2003 and thereafter. . . . . . . . .       100.000%

        (b) Special Redemption. The Notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to February 28, 1997 at 101% of the principal amount thereof, plus accrued interest to the date of redemption, if, in the sole judgment of the Company, the Acquisition Transaction will not be consummated by February 21, 1997. In addition, such special redemption shall mandatorily occur on February 28, 1997 if the Acquisition Transaction has not been consummated by February 21, 1997.


        (c) Interest Payments. In the case of any redemption of this Note, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Global Note, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. This Global Note (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        (d) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of this Global Note in accordance with the procedures set forth in the Indenture.

        5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

        6. Defeasance. The Indenture contains provisions (which provisions apply to this Global Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Global Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

        7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Global Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Global Note shall be conclusive and binding upon such Holder and upon all future Holders of this Global Note and of any Global Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Global Note.

        8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Global Note is registrable on the Note register of the Company, upon surrender of this Global Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        9. Persons Deemed Owners. Prior to and at the time of due presentment of this Global Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Global Note is registered as the owner hereof for all purposes, whether or not this Global Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                  Schedule A

                Exchange of (a) portions of this Global Note for
                     Physical Notes or (b) Physical Notes
                     for an interest in this Global Note.

                  Principal Amount of
                  Physical Notes
                  Issued in Exchange
                  for, or Exchanged for     Remaining Principal
                  an Interest in, the       Amount of              Notation
Date              Global Note               this Global Note       Made By
----              ---------------------     --------------------   --------


____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

____________         _________________          _______________      _______

                                                                EXHIBIT B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT UPON FURNISHING THE TRUSTEE A LETTER SIGNED BY THE TRANSFEROR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT

SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

                          ROSE HILLS ACQUISITION CORP.

                  [      ]% SENIOR SUBORDINATED NOTE DUE 2004

No. ______
                                                          $[                ]
CUSIP No. ________

        Rose Hills Acquisition Corp. (to be renamed Rose Hills Company), a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [ ], or its registered assigns the principal sum of [ ] on November 15, 2004, at the office or agency of the Company referred to below, and to pay interest thereon on May 15 and November 15, in each year, commencing on May 15, 1997, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance, at the rate of 9 1/2% per annum (subject to adjustment as hereinafter provided), until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Note, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company in a manner satisfactory to the Trustee, which date in any event shall be at least five Business Days prior to the payment date and notice of which shall be given to the Holders of the Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of November 15, 1996, between the Company and the Initial Purchaser named therein (the "Registration Rights Agreement"). The Registration Rights Agreement contains provisions permitting an increase in the interest rate borne by this Note in the event of the failure to file or to have declared effective an Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement), or to consummate an Exchange Offer within prescribed time periods specified in such Registration Rights Agreement.

        Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the

Note register maintained by the Registrar.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its duly authorized officer.

Dated:             , 199              Rose Hills Acquisition Corp.


                                      By: ________________________________
                                          Name:
                                          Title:

                                      [SEAL]

Attest:


_______________________
Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.


        This is one of the Notes referred to in the within-mentioned Indenture.

                                United States Trust Company of New York, as Trustee



                                By: ______________________________________
                                    Authorized Signatory

                               (Reverse of Note)

        1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 9 1/2% Senior Subordinated Notes due 2004, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $80,000,000 (the "Notes"), which may be issued under an indenture (herein called the "Indenture") dated as of November 15, 1996 between Rose Hills Acquisition Corp., a Delaware corporation, as issuer (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

        All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

        No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

        2. Subordination. The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (including in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy of the Company at the rate provided for in the documentation governing such Designated Senior Indebtedness of the Company, whether or not such interest is an allowed claim under applicable law) as defined in the Indenture, and this
Note is issued subject to such provisions. The Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of the Notes referred to in Paragraph 6 below.

        3. Redemption.

        (a) Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after 2000, on not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning on or after November 15 of the years indicated below:

                                                        Redemption
                  Year                                     Price
                  ----                                  -----------

                  2000. . . . . . . . . . . . . . . . .   104.750%
                  2001. . . . . . . . . . . . . . . . .   103.167%
                  2002. . . . . . . . . . . . . . . . .   101.583%
                  2003 and thereafter . . . . . . . . .   100.000%

        (b) Special Redemption. The Notes may be redeemed at the option of the Company, in whole but not in part, at any time prior to February 28, 1997 at 101% of the principal amount thereof, plus accrued interest to the date of redemption, if, in the sole judgment of the Company, the Acquisition Transaction will not be consummated by February 21, 1997. In addition, such special redemption shall mandatorily occur on February 28, 1997 if the Acquisition Transaction has not been consummated by February 21, 1997.

        (c) Interest Payments. In the case of any redemption of this Note, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Note, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. This Note (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        (d) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture.

        5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

        6. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

        7. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

        8. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        9. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

        10. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                                                                 EXHIBIT C

                  [To be inserted at end of Exhibits A and B]

                      OPTION OF HOLDER TO ELECT PURCHASE

        If you wish to have this Note purchased by the Company pursuant to
Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                                 Section 4.12 / /

                                 Section 4.13 / /

        If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount:

                                $______

Date:__________                      Your Signature: ______________________
                                                     (Sign exactly as your name
                                                      appears on the other
                                                      side of this Note)

Signature Guarantee: ___________________

                  [To be inserted at end of Exhibits A and B]

                                TRANSFER NOTICE

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________

_________________________________________________________________________
Please print or typewrite name and address including zip code of assignee

___________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

____________________________________________________________________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

      [To be inserted at end of Exhibits A and B for Initial Notes only]

        In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration or (ii) three years after the later of the original issuance of this Note or the last date on which this Note was held by an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[     ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[     ] (b) this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated: _____________________            ___________________________________
                                        NOTICE:  The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within-mentioned instrument in every
                                        particular, without alteration or any
                                        change whatsoever.

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional Buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ______________________           ____________________________________
                                        NOTICE:  To be executed by an
                                                 executive officer